Exhibit 10.1

January 12, 2024

Cohanzick Management, L.L.C.

427 Bedford Road

Pleasantville, NY 10570

Attention: David K Sherman and Jonathan Barkoe

Gentlemen:

Reference is made to that certain Agreement and Plan of Merger, dated as of December 29, 2021 (the “Merger Agreement”), by and among ENDI Corp., a Delaware corporation (“Parent”), Enterprise Diversified, Inc., a Nevada corporation (“Pubco”), Zelda Merger Sub 1, Inc., a Delaware corporation (“First Merger Sub”), Zelda Merger Sub 2, LLC, a Delaware limited liability company (“Second Merger Sub”), CrossingBridge Advisors, LLC, a Delaware limited liability company (“CBA”) and Cohanzick Management, L.L.C., a Delaware limited liability company (“CBA Member”). All capitalized terms in this letter agreement not defined herein have the meanings ascribed to such terms in the Merger Agreement.

On August 11, 2022, as contemplated by the Merger Agreement, (i) First Merger Sub merged with and into Pubco, with Pubco being the surviving entity and becoming a wholly-owned subsidiary of Parent, and (ii) Second Merger Sub merged with and into CBA, with CBA being the surviving entity and becoming a wholly-owned subsidiary of Parent.

Pursuant to Section 11.1 of the Merger Agreement, the Merger Agreement may be amended, modified or supplemented by an instrument in writing specifically designated as an amendment thereto, signed on behalf of each Party. The Parties desire to amend the Merger Agreement, and this letter agreement constitutes an amendment thereto.

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Accordingly, the Parties (with (i) Pubco acting on its own behalf and as successor to First Merger Sub and (ii) CBA acting on its own behalf and as successor to Second Merger Sub) agree and acknowledge that Section 7.1(a) of the Merger Agreement is hereby amended to read in its entirety as follows:

“As promptly as reasonably practicable following the date of this Agreement, and in any event within forty-five (45) days after the execution of this Agreement, (i) Pubco shall prepare and cause to be filed with the SEC the Proxy Statement in preliminary form with respect to the Stockholders Meeting and (ii) Pubco and Parent shall jointly prepare and cause to be filed with the SEC, a registration statement on Form S-4 under the Securities Act (the “Form S-4”), which will include the Proxy Statement, to register under the Securities Act the shares of Parent Class A Common Stock and Parent Class B Common Stock to be issued in the Merger, and the Warrants and the Parent Class A Common Stock issuable pursuant to the Warrants (the “Registered Securities”). Each of Pubco and Parent shall use its reasonable best efforts to (A) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, (B) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act and the Securities Act and (C) keep the Form S-4 effective until December 31, 2023 (after which date Parent may at any time, in its discretion, file (or cause Pubco to file) a post-effective amendment to the Form S-4 to terminate the offerings thereunder and to deregister all unsold securities thereunder (such a post-effective amendment being referred to as a “Withdrawal Amendment”). Each of Pubco, Parent and CBA shall furnish all information concerning itself, its Affiliates and the holders of its capital stock to the other Party and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and the Proxy Statement and, as applicable, shall provide to their and each other’s counsel such representations as reasonably necessary to render the opinions required to be filed therewith. The Form S-4 and the Proxy Statement shall include all information reasonably requested by such other Party to be included therein. Each of Pubco and Parent shall promptly notify the other Party and CBA upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4 or the Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide the other Party and CBA with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand, and all written comments with respect to the Form S-4 or the Proxy Statement received from the SEC and advise the other Party and CBA of any oral comments with respect to the Form S-4 or the Proxy Statement received from the SEC. Each of Pubco and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Form S-4 or the Proxy Statement, as applicable. Notwithstanding the foregoing, prior to filing the Form S-4 (or any amendment or supplement thereto, other than a Withdrawal Amendment, with the SEC, mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, other than the Withdrawal Amendment, each of Pubco and Parent, as applicable, shall cooperate with the other Party and CBA, and provide the other Party and CBA a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and shall give due consideration to all reasonable comments provided by the other Party and CBA. Pubco shall notify Parent and CBA, promptly after it receives notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification for offering or sale in any jurisdiction of the Registered Securities (other than with respect to or as a result of the filing and/or effectiveness of the Withdrawal Amendment), and Pubco shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated (other than with respect to or as a result of the filing and/or effectiveness of the Withdrawal Amendment). Pubco shall also use its reasonable best efforts to take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the Registered Securities, and Parent and CBA shall furnish all information concerning such Person and its equity holders as may be reasonably requested in connection with any such actions.”

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This letter agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any conflict of law provisions. Except as set forth in this letter agreement, all provisions of the Merger Agreement shall remain unchanged and in full force and effect.

Please acknowledge your agreement with the foregoing by signing and returning a copy of this letter to the undersigned.

This letter agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

Sincerely,

ENDI CORP.

By:	/s/ David Sherman
Name:	David Sherman
Title:	Chief Executive Officer

Agreed and Accepted
as of the date first written above:

ENTERPRISE DIVERSIFIED, INC. (FOR ITSELF AND AS SUCCESSOR TO FIRST MERGER SUB)

By:	/s/ David Sherman
Name:	David Sherman
Title:	President

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CROSSINGBRIDGE ADVISORS, LLC (FOR ITSELF AND AS SUCCESSOR TO SECOND MERGER SUB)

By:	/s/ David Sherman
Name:	David Sherman
Title:	Authorized Agent

COHANZICK MANAGEMENT, L.L.C.

By:	/s/ David Sherman
Name:	David Sherman
Title:	Managing Member

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